Exhibit 99.1

Company Contact - Jim Dorsey BioClinica, Inc. 267-757-3040

Trade Media — Rachel Summers Diccicco Battista Communications 484-342-3600

Investor Contact - Michael Porter Financial Media - Bill Gordon Porter, LeVay & Rose, Inc. 212-564-4700

FOR IMMEDIATE RELEASE

BIOCLINICA REPORTS RECORD SERVICE REVENUE FOR THE FOURTH QUARTER AND YEAR END 2011

—Full-Year Non-GAAP Operating Income Grew 21.5% on an 8.4% Increase in Service Revenues—

— Conference Call Today at 11:00 A.M. EST —

NEWTOWN, PA, February 9, 2012 — BioClinica®, Inc. (NASDAQ: BIOC), a global provider of clinical trial management solutions, today announced its financial results for the fourth quarter and year ended December 31, 2011.

Financial highlights for the quarter ended December 31, 2011 include:

•                  Service revenues were $18.3 million as compared with $16.5 million for the same period 2010.

•                  GAAP operating income was $1.8 million as compared with $1.2 million for same period 2010.

•                  GAAP net income was $1.2 million, or $0.07 per fully diluted share, as compared with $831,000, or $0.05 per fully diluted share, for the same period 2010.

•                  Non-GAAP operating income was $2.4 million as compared with $1.8 million for the same period 2010.

•                  Non-GAAP net income was $1.5 million, or $0.09 per fully diluted share, as compared with $1.2 million, or $0.08 per fully diluted share, for the same period 2010.

•                  Backlog was $123.1 million as compared with $110.7 million for the same period 2010.

Financial highlights for the year ended December 31, 2011 include:

•                  Service revenues were $68.0 million as compared with $62.7 million for the same period 2010.

•                  GAAP operating income was $4.4 million (after a restructuring charge of $1.7 million) as compared with $4.3 million for the same period 2010.

•                  GAAP net income was $2.8 million, or $0.17 per fully diluted share (after a restructuring charge of $1.1 million, or $0.07 per share), as compared with $2.8 million, or $0.17 per fully diluted share, for the same period 2010.

•                  Non-GAAP operating income was $8.2 million as compared with $6.8 million for the same period 2010.

•                  Non-GAAP net income was $5.3 million, or $0.32 per fully diluted share, as compared with $4.3 million, or $0.27 per fully diluted share, for the same period 2010.

-more-

“The accelerating adoption of BioClinica’s enhanced hosted and SaaS clinical trial technology solutions helped drive the company to another year of record service revenue.  We also benefitted from ongoing operational efficiency initiatives that contributed toward improved year-over-year non-GAAP operating margin on service revenue,” said Mark L. Weinstein, President and CEO of BioClinica.

“Our business was strong across our eClinical and medical imaging offerings as we significantly grew our customer base. We signed a greater number of enterprise-wide agreements and more multi-product agreements than ever before in our history.”  Mr. Weinstein added, “As the trend continued for clinical trial sponsors to reduce the number of vendors they engage, BioClinica benefitted from our broad spectrum of products and services that are designed with flexibility, speed and ease of use built in. The fact that our solutions are scalable to handle any size study in any phase of development is also a big positive in the market.”

Some of the highlights for the year include:

•                  We were awarded 35 Trident IWR contracts for 22 customers.

•                  We launched our enhanced OnPoint CTMS, and added 10 new CTMS clients.

•                  We released a more powerful version of BioClinica Express EDC that makes it easier to monitor protocol compliance, complete studies with greater speed and efficiency, and includes compatibility with Optimizer, our state-of-the-art clinical supply simulator/manager.

•                  We signed several preferred provider agreements with leading pharmaceutical companies and top-tier CROs, increasing our worldwide business footprint.

•                  We expanded our client base by adding 50 new sponsors to our roster, including 22 new medical imaging sponsors and 28 eClinical sponsors.  These additional sponsors represent a broad spectrum of international pharmaceutical and medical device companies.

•                  We reorganized our employee teams to better support our growth, particularly to support client-related projects for Trident IWR and OnPoint CTMS.

Mr. Weinstein concluded, “Our backlog of $123.1 million is a record and with our compelling suite of products and services, we are very optimistic about the future.  We expect our full-year 2012 service revenue to be in the range of $73 to $77 million, our full-year GAAP EPS to be in the range of $0.26 to $0.32 per fully diluted share, and our full-year non-GAAP EPS to be in the range of $0.36 to $0.42 per fully diluted share.”

Conference Call Information

Management of BioClinica, Inc. will host a conference call today at 11:00 a.m. EST.  Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S.; international callers may telephone 201-689-8261, approximately 15 minutes before the call.  There will be a simultaneous webcast on www.bioclinica.com.  A digital replay will be available by telephone approximately two hours after the call’s completion for two weeks, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, Acct # 360; Replay ID # 386423. The replay will also be on the website under “Investor Relations” at www.bioclinica.com for two weeks.

Non-GAAP Financial Information

BioClinica is providing information on 2011 and 2010 non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share that exclude certain items, as well as the related income tax effects, because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. The non-GAAP information excludes, certain of which are recurring in nature, the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs. We believe the non-GAAP information provides supplemental information useful to investors in comparing our results of operations on a consistent basis from period to period. Management uses these non-GAAP measures in assessing our core operating performance and evaluating our ongoing business operations. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. Therefore, the information may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.  Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are included below in this press release.

About BioClinica, Inc.

BioClinica, Inc. is a leading global provider of integrated, technology-enhanced clinical trial management solutions. BioClinica supports pharmaceutical and medical device innovation with imaging core lab, internet image transport, electronic data capture, interactive voice and web response, clinical trial management and clinical supply chain design and optimization solutions. BioClinica solutions maximize efficiency and manageability throughout all phases of the clinical trial process. With over 20 years of experience and more than 2,000 successful trials to date, BioClinica has supported the clinical development of many new medicines from early phase trials through final approval. BioClinica operates state-of-the-art, regulatory-body-compliant imaging core labs on two continents, and supports worldwide eClinical and data management services from offices in the United States, Europe and Asia. For more information, please visit www.bioclinica.com.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  In particular, BioClinica’ s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to BioClinica’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within BioClinica’s control.  The factors discussed herein and expressed from time to time in BioClinica’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements.  The forward-looking statements are made only as of the date of this press release and BioClinica undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. You should review the BioClinica’s filings, especially risk factors contained in the Form 10-K and the recent Form 10-Q.

- FINANCIAL TABLES TO FOLLOW –

BIOCLINICA, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Year Ended
	12/31/11	12/31/10	12/31/11	12/31/10
Service revenues	18,335	16,466	67,993	62,714
Reimbursement revenues	4,084	3,061	15,971	12,474
Total revenues	$22,419	$19,527	$83,964	$75,188

Costs and expenses:
Cost of service revenues	10,785	10,450	42,217	39,559
Cost of reimbursement revenues	4,084	3,061	15,971	12,474
Sales & marketing expenses	2,402	2,139	8,726	9,004
General & admin. expenses	3,145	2,389	10,172	8,446
Amortization of intangible assets related to acquisitions	156	165	623	638
Mergers & acquisition related costs	—	114	162	749
Restructuring costs	—	—	1,719	—
Total cost and expenses	20,572	18,318	79,590	70,870
Operating income	1,847	1,209	4,374	4,318
Interest income (expense) – net	(14)	—	(40)	11
Income before income tax	1,833	1,209	4,334	4,329
Income tax provision	668	378	1,536	1,576
Net income	1,165	831	2,798	2,753

Basic earnings per share	$0.07	$0.05	$0.18	$0.18

Weighted average number of shares - basic	15,677	15,246	15,652	15,035

Diluted earnings per share	$0.07	$0.05	$0.17	$0.17

Weighted average number of shares – diluted	16,165	15,981	16,432	15,874

BIOCLINICA, INC. AND SUBSIDIARIES

GAAP to non-GAAP Reconciliation (1)

(In thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Year Ended
	12/31/11	12/31/10	12/31/11	12/31/10

GAAP operating income	1,847	1,209	4,374	4,318
Stock-based compensation*	348	289	1,369	1,080
Amortization of intangible assets related to acquisitions	156	165	623	638
Merger & acquisition related costs	—	114	162	749
Restructuring charges	—	—	1,719	—
Non-GAAP operating income	2,351	1,777	8,247	6,785

GAAP net income	1,165	831	2,798	2,753
Stock-based compensation, net of taxes	220	199	884	687
Amortization of intangible assets related to acquisitions, net of taxes	98	113	402	406
M&A related cost, net of taxes	—	78	105	476
Restructuring charges, net of taxes	—	—	1,110	—
Non-GAAP net income (2)	1,483	1,221	5,299	4,322

GAAP diluted earnings per share	$0.07	$0.05	$0.17	$0.17

Non-GAAP diluted earnings per share	$0.09	$0.08	$0.32	$0.27

*Stock based compensation included in total costs and expenses is as follows:
Cost of service revenues	120	101	471	385
Sales and marketing expenses	11	13	41	50
General and admin. expenses	217	175	857	645
Total stock-based compensation	348	289	1,369	1,080

(1) This table presents a reconciliation of GAAP to non-GAAP income from operations, net income and diluted earnings per share for the three months and year ended December 31, 2011 and 2010. The non-GAAP information excludes the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs.

(2) The effective tax rate used is 35.4% for fiscal 2011 and 36.4% for fiscal 2010.

BIOCLINICA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$12,575	$10,443
Accounts receivable, net	15,995	11,866
Prepaid expenses and other current assets	1,743	2,501
Deferred income taxes	5,637	3,625
Total current assets	35,950	28,435
Property & equipment, net	16,186	14,029
Intangibles, net	1,808	2,430
Goodwill	34,302	34,302
Deferred income taxes	1,021	128
Other assets	796	705

Total assets	$90,063	$80,029

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,422	$1,983
Accrued expenses and other current liabilities	5,944	4,283
Deferred revenue	13,080	13,395
Deferred income tax	526	—
Current liability for acquisition earn-out	2,000	—
Current maturities of capital lease obligations	423	168
Total current liabilities	24,395	19,829
Long-term liability for acquisition earn-out	—	1,886
Long-term maturities of capital lease Obligations	1,535	710
Deferred income taxes	4,499	1,845
Other liability	1,574	880
Total liabilities	32,003	25,150

Stockholders’ equity:
Common stock	4	4
Treasury stock (3)	(1,126)	(16)
Additional paid-in capital	49,564	48,074
Contingent consideration	—	—
Retained earnings	9,590	6,792
Accumulated other comprehensive income	28	25
Total stockholders’ equity	58,060	54,879

Total liabilities & stockholders’ equity	$90,063	$80,029

(3) During the fourth quarter, BioClinica purchased 73,800 shares of its stock at an average price of $4.45 per share, as part of its stock repurchase program. For the year ended December 31, 2011, BioClinica purchased 230,513 shares of its stock at an average price of $4.85 per share.  At December 31, 2011, there was $867,000 of funds remaining that may yet be used to repurchase shares under the plan that originally authorized purchases up to $2 million.

BIOCLINICA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For the Year Ended
	12/31/11	12/31/10
Cash flows from operating activities:
Net income	2,798	2,753
Adjustments to reconcile net income to net cash provided by Operating activities:
Depreciation and amortization	4,597	3,452
Stock based compensation expense	1,369	1,080
Provision for deferred income taxes	275	295
Bad debt provision	22	15
Accretion of acquisition earn-out	114	302
Changes in operating assets and liabilities:
Increase in accounts receivable	(4,149)	(605)
(Decrease) increase in prepaid expenses and other current assets	761	(667)
Increase in other assets	(91)	(67)
Increase (decrease) in accounts payable	355	(1,848)
Increase (decrease) in accrued expenses and other current liabilities	1,294	(251)
Decrease in deferred revenue	(316)	(855)
Increase in other liabilities	697	388
Net cash provided by operating activities	$7,726	$3,992

Cash flows from investing activities:
Purchases of property and equipment	(1,859)	(2,916)
Capitalized software development costs	(3,908)	(4,277)
Net cash paid for acquisition earn-out	—	(1,257)
Net cash used in investing activities	$(5,767)	$(8,450)

Cash flows from financing activities:
Proceeds from sale/leaseback	1,335	195
Payments under capital lease obligations	(253)	—
Purchase of treasury stock	(1,110)	(15)
Proceeds from exercise of stock options	205	122
Excess tax benefit related to stock options	20	46
Net cash provided by financing activities	$197	$348

Effect of exchange rate changes on cash	(24)	(17)

Net increase (decrease) in cash and cash equivalents	2,132	(4,127)
Cash and cash equivalents at beginning of period	10,443	14,570

Cash and cash equivalents at end of period	$12,575	$10,443

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